UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 30, 2022

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	26-4675940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho		83702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the board of directors (the “Board”) of Perpetua Resources Corp. (the “Company”) increased the size of the Board to nine directors by appointing Laura Dove as a director, effective March 31, 2022, to serve until the next annual meeting of the Company’s shareholders, at which time Ms. Dove will stand for election until the annual meeting of the Company’s shareholders following her election, or her earlier resignation, retirement or other termination of service. Ms. Dove is expected to serve as a member of each of the Audit and Corporate Governance and Nominating Committees of the Board.

There are no arrangements or understandings between Ms. Dove and any other persons pursuant to which she was named as a director of the Company and Ms. Dove is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Dove will be eligible to receive the same compensation for Board service as other non-employee members of the Board, which currently includes the following:

(i)    a US $22,080 annual cash retainer;

(ii)   a US $13,800 annual cash retainer for the Chairman of the Board, and a separate $9,200 annual cash retainer for the Lead Director;

(iii)  a US $11,500 annual cash retainer for the Chairman of the Audit Committee;

(iv)  a US $4,025 annual cash retainer for each Chairman of the Corporate Governance and Nominating Committee, Compensation Committee, and Technical Committee; and

(v)   a US $2,875 annual cash retainer for each member (excluding the Chairman) of the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, and Technical Committee.

Payments of annual cash retainers are made quarterly to directors. Consistent with the terms of the Company’s Share Ownership and Retention Guidelines, effective April 1, 2022 (the “Ownership Guidelines”) all cash retainers due to Ms. Dove will be paid in deferred share units (“DSUs”) granted under the Company’s Omnibus Equity Incentive Plan (the “Plan”) until she reaches the ownership levels specified in the Ownership Guidelines. In addition, Ms. Dove was granted a one-time award of 3,659 DSUs on March 31, 2022, the date of her appointment to the Board. A copy of the Plan is filed as Exhibit 4.4 to the Company’s Form S-8 filed with the Securities and Exchange Commission (“SEC”) on April 9, 2021. A copy of the form of DSU agreement is filed as Exhibit 10.23 to the Company’s Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022.

Item 7.01	Regulation FD Disclosure.

On March 31, 2022, the Company issued a press release announcing the appointment of Ms. Dove to serve as a director of the Board. A copy of the press releases is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: April 1, 2022	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer